Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the use in this Registration Statement of Cascade Coaching Corp on Form SB-2 Amendment No. 1 to the Post-Effective Amendment No. 1 of our report dated August 14, 2006 appearing in this Registration Statement. We also consent to the reference to us under the heading "Experts" in this registration statement.

MALONE & BAILEY, PC
Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

October 11, 2006